EXHIBIT 99.1

FOR IMMEDIATE RELEASE
June 14, 2021

NRC Approves Centrus Energy’s License Amendment for HALEU Production

BETHESDA, Md. -- Centrus Energy Corp. (NYSE American: LEU) today announced that the U.S. Nuclear Regulatory Commission (NRC) approved the Company’s license amendment request to produce High-Assay, Low-Enriched Uranium (HALEU) at the Piketon, Ohio, enrichment facility. The Piketon plant is now the only U.S. facility licensed to enrich uranium up to 20 percent Uranium-235 (U-235) and expects to begin demonstrating HALEU production early next year.

“This approval is a major milestone in our contract with the Department of Energy,” said Daniel B. Poneman, Centrus President and CEO. “We appreciate the dedicated and rigorous work of the NRC staff and Commissioners in their review and approval of our license amendment request.”

HALEU-based fuels will be required for most of the advanced reactor designs currently under development and may also be utilized in next-generation fuels for the existing fleet of reactors in the United States and around the world. Developers of nine of the ten advanced reactor designs selected for funding under the Department of Energy’s Advanced Reactor Demonstration Program, including the two demonstration reactors, have said they will rely on HALEU-based fuels.

Under a 2019 contract with the U.S. Department of Energy’s Office of Nuclear Energy, Centrus is constructing a cascade of sixteen AC100M centrifuges – a U.S.-origin technology – to demonstrate production of HALEU. The three year, $115 million, cost-shared contract runs through mid-2022. The NRC license was granted for the period of the DOE contract. Centrus recently released an update on progress of construction for the demonstration cascade and anticipates completing performance under the contract in early 2022. If sufficient funding is provided to continue operation, the license can be amended to extend the term.

What is HALEU?

When uranium ore is extracted from the earth, the concentration of the fissile isotope uranium-235 is less than one percent. Most existing reactors in the United States and worldwide operate on Low-Enriched Uranium (LEU) fuel that has been enriched to a concentration of the U-235 isotope of slightly less than 5 percent. High-Assay Low-Enriched Uranium is further enriched so that the U-235 concentration is between 5 percent and 20 percent. While this is still far below the levels used to produce weapons or power U.S. Navy vessels, HALEU offers unique advantages as an advanced nuclear fuel for both existing and next generation reactors, including greater power density, improved reactor performance, fewer refueling outages, improved proliferation resistance, and smaller volumes of waste.

About Centrus Energy

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks associated with our reliance on third-party suppliers to provide essential products and services to us; the impact of government regulation including by the U.S. Department of Energy (“DOE”) and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for deployment of the American Centrifuge technology and our ability to perform and absorb costs under our agreement with DOE to demonstrate the capability to produce high assay low enriched uranium (“HALEU”) and our ability to obtain and/or perform under other agreements; risks relating to whether or when government or commercial demand for HALEU will materialize; the potential for further demobilization or termination of our American Centrifuge work; risks related to our ability to perform and receive timely payment under agreements with DOE or other government agencies, including risk and uncertainties related to the ongoing funding of the government and potential audits; the competitive bidding process associated with obtaining a federal contract; risks related to our ability to perform fixed-price and cost-share contracts, including the risk that costs could be higher than expected; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; failures or security breaches of our information technology systems; risks related to pandemics and other health crises, such as the global COVID-19 pandemic; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including under Part 1. Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our quarterly reports on Form 10-Q.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this News Release, except as required by law.

Contacts:

Media: Lindsey Geisler, (301) 564-3392, GeislerLR@centrusenergy.com